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                                  EXHIBIT 99(a)
                    WELLS FARGO & COMPANY AND SUBSIDIARIES
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                   Quarter          Nine months
                                                            ended Sept. 30,      ended Sept. 30,
                                                         -----------------     ----------------
(in millions)                                                1997     1996        1997     1996
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
   Income before income tax expense                        $  543   $  598      $1,613   $1,723
   Fixed charges                                              610      584       1,805    1,526
                                                           ------   ------      ------   ------
                                                           $1,153   $1,182      $3,418   $3,249
                                                           ------   ------      ------   ------
                                                           ------   ------      ------   ------
Fixed charges (1):
   Interest expense                                        $  579   $  552      $1,710   $1,440
   Estimated interest component of net rental expense          31       32          95       86
                                                           ------   ------      ------   ------
                                                           $  610   $  584      $1,805   $1,526
                                                           ------   ------      ------   ------
                                                           ------   ------      ------   ------
Ratio of earnings to fixed charges (2)                       1.89     2.02        1.89     2.13
                                                           ------   ------      ------   ------
                                                           ------   ------      ------   ------
EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
   Income before income tax expense                        $  543   $  598      $1,613   $1,723
   Fixed charges                                              180      138         525      386
                                                           ------   ------      ------   ------
                                                           $  723   $  736      $2,138   $2,109
                                                           ------   ------      ------   ------
                                                           ------   ------      ------   ------
Fixed charges:
   Interest expense                                        $  579   $  552      $1,710   $1,440
   Estimated interest component of net rental expense          31       32          95       86
   Less interest on deposits                                  430      446       1,280    1,140
                                                           ------   ------      ------   ------
                                                           $  180   $  138      $  525   $  386
                                                           ------   ------      ------   ------
                                                           ------   ------      ------   ------

Ratio of earnings to fixed charges (2)                       4.02     5.34        4.07     5.46
                                                           ------   ------      ------   ------
                                                           ------   ------      ------   ------
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(1)   As defined in Item 503(d) of Regulation S-K.
(2)   These computations are included herein in compliance with Securities and
      Exchange Commission regulations.  However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors.  First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt.  Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.